UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2012
____________________

The Savannah Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Georgia	0-18560	58-1861820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Bull Street, Savannah, Georgia 31401
(Address of principal executive offices) (Zip Code)

(912) 629-6486
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 13, 2012, The Savannah Bancorp, Inc., a Georgia corporation (the “Company”) completed its merger (the “Merger”) with and into SCBT Financial Corporation, a South Carolina Corporation (“Parent”) pursuant to an Agreement and Plan of Merger, dated as of August 7, 2012, by and between the Company and Parent (the “Merger Agreement”).  As a result of the Merger, the Company’s separate corporate existence ceased and Parent continued as the surviving corporation.

Item 3.01                       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company has notified the Nasdaq Global Market (“Nasdaq”) that at the effective time of the Merger, each share of the Company’s common stock, par value $1.00, issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive .2503 of a share of Parent common stock, par value $2.50 per share, plus a payment of cash in lieu of fractional shares.  The Company requested that Nasdaq file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “Commission”) to delist the Company’s shares of common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.  Accordingly, trading of the Company’s common stock on Nasdaq was halted prior to the commencement of trading on December 13, 2012 and will be suspended at the end of the day on December 13, 2012.

Item 3.03                      Material Modification to Rights of Security Holders.

On December 13, 2012, pursuant to the terms of the Merger Agreement, each share of the Company’s common stock was converted into the right to receive .2503 of a share of Parent common stock, plus cash in lieu of fractional shares.  As of the effective time of the Merger, holders of the Company’s common stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders of the Company, other than the right to receive the Merger consideration.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 10, 2012 and is incorporated herein by reference.

Item 5.01                      Changes in Control of Registrant.

On December 13, 2012, pursuant to the terms of the Merger Agreement, the Company merged with and into Parent, with Parent continuing as the surviving corporation.

Immediately following the Effective Time of the Merger, The Savannah Bank, N.A. a national banking association and wholly owned subsidiary of the Company and Bryan Bank & Trust, a Georgia banking corporation and wholly owned subsidiary of the Company, merged with and into SCBT, a South Carolina banking corporation and wholly owned subsidiary of Parent (the “Bank Merger”), with SCBT surviving the Bank Merger and continuing its corporate existence under the name “SCBT.”  Following the Bank Merger, the separate corporate existence of each of the Company bank subsidiaries shall cease.

The information in Item 3.03 is hereby incorporated by reference.

Item 9.01                                 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of August 7, 2012, by and between The Savannah Bancorp, Inc. and SCBT Financial Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 10, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAVANNAH BANCORP, INC.

Date: December 13, 2012                                                            By: /s/ John C. Helmken II
Name: John C. Helmken II
Title:   President and Chief Executive Officer